Exhibit 99.1

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
August 7, 2019	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637
NYSE: HUN

Huntsman Agrees to Sell its Chemical Intermediates and Surfactants Businesses to Indorama Ventures for $2.1 Billion

THE WOODLANDS, Texas – Huntsman Corporation (NYSE: HUN) announced today it has entered into a definitive agreement to sell its chemical intermediates businesses, which includes PO/MTBE, and its surfactants businesses to Indorama Ventures in a transaction valued at $2.076 billion, comprising a cash purchase price of $2.0 billion plus the transfer of up to approximately $76 million in net underfunded pension and other post-employment benefit liabilities. The $2.076 billion transaction value represents an LTM adjusted EBITDA multiple of approximately 8.0 times, which includes retained SG&A costs of about $30 million, a portion of which Huntsman expects to eliminate over time. Under the terms of the agreement, Indorama Ventures would acquire Huntsman’s manufacturing facilities located in Port Neches, Texas; Dayton, Texas; Chocolate Bayou, Texas; Ankleshwar, India; and Botany, Australia. The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close near year-end.

Peter Huntsman, Chairman, President and CEO commented:

“This transaction further transforms Huntsman’s balance sheet and future.  It accelerates our ability to expand more in areas both downstream and complementary to our portfolio.  This is another milestone in our stated strategy to focus more on our downstream and specialty businesses where we will generate more stable margins and consistent, strong free cash flow. We are committed to retaining our strong investment grade balance sheet, repurchasing our shares, investing in organic research and select capacity expansions and acquiring strategic assets that are accretive to our earnings and create shareholder value.

“For Indorama Ventures, they will be acquiring a strong EO/PO derivatives business with a very experienced workforce and management team.  This is also a transformational opportunity for Indorama Ventures that provides them hundreds of product grades and thousands of customers. Huntsman looks forward to continuing to work with Indorama Ventures as a customer and manufacturing partner through long-term commercial arrangements, including propylene oxide supply.

“Huntsman intends to accelerate share repurchases under its existing $1 billion multi-year authorization after the close of this transaction.”

Aloke Lohia, Group CEO of Indorama Ventures, commented:

“This acquisition is a momentous propellant in our journey towards our stated goal of being a global, diversified chemicals company with multiple, and related earnings streams.”

BofA Merrill Lynch served as Huntsman’s financial advisor and Kirkland & Ellis LLP is acting as its legal advisor.

Conference Call & Webcast Information

We will hold a conference call to discuss the agreement to sell our chemical intermediates and surfactants businesses on Thursday, August 8, 2019 at 9:00 a.m. ET.

Participant dial-in numbers:

Domestic callers:	(877) 402-8037
International callers:	(201) 378-4913

Webcast link: https://78449.themediaframe.com/dataconf/productusers/hun/mediaframe/31912/indexl.html

The conference call will be accompanied by presentation slides that will be accessible via the webcast link and Huntsman’s investor relations website, ir.huntsman.com. Upon conclusion of the call, the webcast replay will be accessible via Huntsman’s website.

Select Pro Forma Financial Information (Unaudited)

($ in millions)	1Q18	2Q18	2Q18 YTD	FY18	1Q19	2Q19	2Q19 YTD	2Q19 LTM
Segment Revenues:
Polyurethanes	$1,025	$1,117	$2,142	$4,282	$924	$1,014	$1,938	$4,078
Performance Products	319	343	662	1,301	300	299	599	1,238
Advanced Materials	279	292	571	1,116	272	275	547	1,092
Textile Effects	200	227	427	824	189	215	404	801
Corporate and Eliminations	15	(2)	13	81	(16)	(19)	(35)	33
Total	$1,838	$1,977	$3,815	$7,604	$1,669	$1,784	$3,453	$7,242

Segment Adjusted EBITDA:
Polyurethanes	$230	$220	$450	$809	$124	$156	$280	$639
Performance Products	45	59	104	197	45	42	87	180
Advanced Materials	59	62	121	225	53	55	108	212
Textile Effects	26	29	55	101	22	28	50	96
Corporate, LIFO and Other	(44)	(40)	(84)	(171)	(40)	(36)	(76)	(163)
Total	$316	$330	$646	$1,161	$204	$245	$449	$964

Adjusted EBITDA Reconciliation:
Net income (loss)	$350	$623	$973	$650	$131	$118	$249	$(74)
Net income attributable to noncontrolling interests	(76)	(209)	(285)	(313)	(12)	(8)	(20)	(48)
Net income (loss) attributable to Huntsman Corporation	$274	$414	$688	$337	$119	$110	$229	$(122)
Interest expense from continuing operations, net	27	29	56	115	30	29	59	118
Income tax expense (benefit) from continuing operations	37	(12)	25	45	45	38	83	103
Depreciation and amortization from continuing operations	62	63	125	255	67	69	136	266
Interest, income taxes, depreciation and amortization from discontinued operations	65	131	196	210	28	37	65	79
Acquisition and integration expenses and purchase accounting adjustments	1	7	8	9	1	-	1	2
EBITDA from discontinued operations	(226)	(512)	(738)	(171)	(51)	(72)	(123)	444
Noncontrolling interest of discontinued operations	55	188	243	232	-	-	-	(11)
Fair value adjustments to Venator Investment	-	-	-	62	(76)	18	(58)	4
Loss on early extinguishment of debt	-	3	3	3	23	-	23	23
Expenses associated with merger	-	1	1	2	-	-	-	1
Certain legal and other settlements and related expenses (income)	2	1	3	1	-	-	-	(2)
Amortization of pension and postretirement actuarial losses	16	16	32	67	17	16	33	68
Restructuring, impairment, plant closing and transition costs (credits)	3	1	4	(6)	1	-	1	(9)
Adjusted EBITDA	$316	$330	$646	$1,161	$204	$245	$449	$964

Note: The pro forma financials do not reflect the impact of certain supply and service agreements with the acquirer of the chemical intermediates and surfactants businesses.

Supplemental unaudited select historical information reflects the continuing operations of Huntsman Corporation and treats the chemical intermediates and surfactants businesses as discontinued operations.

Non-GAAP Financial Measures

We use adjusted EBITDA to measure the operating performance of our business and for planning and evaluating the performance of our business segments through the exclusion of certain items that management believes are not indicative of the businesses’ operational profitability and that may obscure underlying business results and trends. We provide adjusted EBITDA because we feel it provides meaningful insight for the investment community into the performance of our business. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled measures of other companies.

Adjusted EBITDA is computed by eliminating the following from net income (loss): (a) net income attributable to noncontrolling interests, net of tax; (b) interest; (c) income taxes; (d) depreciation and amortization (e) amortization of pension and postretirement actuarial losses (gains); (f) restructuring, impairment and plant closing costs (credits); and (g) further adjusted for certain other items set forth in the reconciliation of adjusted EBITDA to net income (loss).

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2018 revenues of more than $9 billion. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 75 manufacturing, R&D and operations facilities in approximately 30 countries and employ approximately 10,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company's website at www.huntsman.com.

Social Media:

Twitter: www.twitter.com/Huntsman_Corp
Facebook: www.facebook.com/huntsmancorp
LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

Certain information in this release constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current beliefs and expectations. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company's operations, markets, products, services, prices and other factors as discussed under the caption "Risk Factors" in the Huntsman companies' filings with the U.S. Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, reorganization or restructuring of Huntsman’s operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in Huntsman businesses and realize anticipated cost savings, and other financial, economic, competitive, environmental, political, legal, regulatory and technological factors. The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by applicable laws.